                                                         [STAMP]
                                                         1303638
                                                          FILED
                                         In the office of the Secretary of State
                                               of the State of California
                                                        APR 3 1984
                                            MARCH FONG EU, Secretary of State
                                                   By /s/ [ILLEGIBLE]
                                                      -------------------
                                                            Deputy

                            ARTICLES OF INCORPORATION

                                       OF

                              OMNI-PACK INDUSTRIES

                                       I.

                         The name of this corporation is

                              OMNI-PACK INDUSTRIES

                                       II.

            The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III.

            The name and address in the State of California of this corporation's initial agent for services of process is:

                            Fred E. Siegel
                            987 North Enterprise Way
                            Orange, CA 92667

                                       IV.

            This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 100,000.

DATED:    March 28, 1984


                                                  /s/ Fred E. Siegel
                                                  -----------------------------
                                                  Fred E. Siegel
                                                  Incorporator

            I declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.


                                                  /s/ Fred E. Siegel
                                                  -----------------------------
                                                  Fred E. Siegel

                                                         [STAMP]
                                                         1303638
                                                         A280601
                                                          FILED
                                         In the office of the Secretary of State
                                               of the State of California
                                                       AUG 13 1984
                                            MARCH FONG EU, Secretary of State
                                                   By /s/ James E. Harris
                                                      -------------------
                                                            Deputy

NAME CHANGE TO: OMNI-PAK INDUSTRIES


                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                              OMNI-PACK INDUSTRIES
                            A California corporation

            I, FRED E. SIEGEL, certify that:

            1. I am the sole incorporator of Omni-Pack Industries, a California corporation.

            2. Article I of the Articles of Incorporation of said corporation shall be amended to read in full as follows:

                                       "I
                         The name of the corporation is
                              OMNI-PAK INDUSTRIES"

            3. No directors of the corporation were named in the Articles of Incorporation or have been elected.

            4. No shares of the corporation have been issued.

            5. I have adopted the foregoing amendment of the Articles of Incorporation as sole incorporator of the corporation, in accordance with
Section 901 of the California Corporations Code.

DATED:   April 10, 1984


                                                  /s/ Fred E. Siegel
                                                  -----------------------------
                                                  FRED E. SIEGEL

            I declare under penalty of perjury that the matters set forth above are true and correct of my own knowledge, and that this document and declaration were executed on April 10, 1984, at Orange, California.


                                                  /s/ Fred E. Siegel
                                                  -----------------------------
                                                  FRED E. SIEGEL

                                                         [STAMP]
                                                         1303638
                                                         A330487
                                                          FILED
                                         In the office of the Secretary of State
                                               of the State of California
                                                        MAR 9 1987
                                                    /s/  March Fong Eu
                                            MARCH FONG EU,  Secretary of State

RAVEN INDUSTRIES

                          CERTIFICATE OF AMENDMENT OF
                           ARTICLES OF INCORPORATION
                                       OF
                              OMNI-PAK INDUSTRIES,
                            a California Corporation

            Fred E. Siegel and Edward Alosio certify that:

            1. They are the duly elected President and Secretary, respectively, of Omni-Pak Industries, a California corporation.

            2. Article I of the Articles of Incorporation is amended to read as follows:

               "I. The name of this corporation is Raven Industries."

            3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors pursuant to Section 902 of the Corporations Code.

            4. The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders pursuant to Section 902 of the Corporations Code. The corporation has only one class of shares. The total number of outstanding shares entitled to vote with respect to the foregoing Amendment was 30,000 shares. The number of shares voting in favor of the Amendment exceeded the vote required in that the affirmative vote of a majority of the outstanding shares was required for the approval of the Amendment and the Amendment was approved by the affirmative vote of 100% of the outstanding voting shares.

            We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

Dated: February 12, l987                          /s/ Fred E. Siegel
                                                  -----------------------------
                                                  Fred E. Siegel, President


                                                  /s/ Edward Alosio
                                                  -----------------------------
                                                  Edward Alosio, Secretary

                                                                          [SEAL]